EXHIBIT 10.2
AMENDMENT NO. 1 TO GILEAD SCIENCES, INC.
2004 EQUITY INCENTIVE PLAN
AS AMENDED AND RESTATED MAY 10, 2017
This AMENDMENT NO. 1 (this “Amendment”) to the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended and restated May 10, 2017 (the “Plan”) of Gilead Sciences, Inc., a Delaware corporation (the “Company”) is effective as of October 23, 2020 (the “Amendment Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.
WHEREAS, the Company maintains the Plan and pursuant to Section 13 thereof, the Board of Directors of the Company (the “Board”) may amend the Plan;
WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 13, 2020, between the Company, Immunomedics, Inc., a Delaware corporation and Maui Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, the Board approved the Company’s assumption of 25,857,187 shares of common stock, par value $0.001 per share, of the Company (the “Assumed Shares”) previously available for issuance under the Immunomedics, Inc. Amended & Restated 2014 Long-Term Incentive Plan, to be issued pursuant to the Plan in accordance with, and subject to the terms and conditions of, an exception under Nasdaq Rule 5635(c)(3) (the “Immunomedics Plan Assumption”); and
WHEREAS, the Company wishes to amend the Plan to reflect the Immunomedics Plan Assumption.
NOW, THEREFORE, pursuant to the powers enumerated in Section 13 of the Plan, the Company amends the Plan as follows, effective as of the Amendment Effective Date:
1.Section 3(a) of the Plan is hereby amended and restated to read as follows:
(a)Subject to the provisions of Section 10 below, the maximum number of Shares which may be issued in the aggregate under the Plan pursuant to all Awards made hereunder (including, without limitation, Restricted Stock, Restricted Stock Units, Performance Shares, Options, SARs, Dividend Equivalent Rights, and Phantom Shares) shall be limited to 335,045,553 Shares, which includes 25,857,187 shares assumed from the Immunomedics, Inc. Amended & Restated 2014 Long-Term Incentive Plan (the “Immunomedics Shares”) that became available as of October 23, 2020. Notwithstanding anything to the contrary contained herein, (i) the Immunomedics Shares may not be granted pursuant to Awards to individuals who were employed immediately prior to October 23, 2020 by the Company or any of its Subsidiaries and (ii) the Immunomedics Shares will not be available for grant under this Plan after April 16, 2030. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
IN WITNESS WHEREOF, the Company executed this Amendment effective as of the Amendment Effective Date.

GILEAD SCIENCES, INC.

By:	/s/ JYOTI MEHRA
Name:	Jyoti Mehra
Title:	Executive Vice President, Human Resources